Nature's Sunshine Reports Strong First Quarter 2025 Results

LEHI, Utah – May 6, 2025 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) ("Nature’s Sunshine"), a leading manufacturer of high-quality herbal and nutritional supplements, reported financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 2% to $113.2 million compared to $111.0 million (up 5% in constant currency).
•GAAP net income attributable to common shareholders was up 104% to $4.7 million, or $0.25 per diluted common share, compared to $2.3 million, or $0.12 per diluted common share.
•Adjusted EBITDA was up 20% to $11.0 million compared to $9.2 million.

Capital Allocation

Nature’s Sunshine announced today that its board of directors authorized the repurchase of up to $25 million of the Company’s common shares. As of March 31, 2025, the Company had $8.3M remaining on its previous authorization. Repurchases may be made from time to time as market conditions warrant and are subject to regulatory considerations.

Management Commentary

“2025 got off to a strong start, as first quarter revenue came in at $113 million, up 5% on a constant currency basis, and adjusted EBITDA came in at $11 million, up 20% versus prior year,” said Terrence Moorehead, CEO of Nature’s Sunshine.

“We’re particularly pleased with the exceptional growth we’re seeing in Asia and Europe where markets like Taiwan, Japan and Central Europe continue to deliver strong double-digit growth. We’re also pleased to see early signs of stabilization in North America and continued improvements to gross margin. Despite the tremendous amount of uncertainty in the market, we remain confident in the underlying health of our business, and our performance reflects the power of our global growth strategies. In addition, our Board has authorized the repurchase of up to $25 million in common stock, supplementing the $8.3 million remaining under the current authorization, as we continue to make disciplined investments with the highest potential return for our shareholders.”

First Quarter 2025 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
Three Months Ended March 31,	2025	2024	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$48,653	$46,220	5.3%	$(2,214)	10.1%
Europe	24,114	22,296	8.2	(90)	8.6
North America	35,018	36,525	(4.1)	(166)	(3.7)
Latin America and Other	5,463	5,952	(8.2)	(271)	(3.7)
	$113,248	$110,993	2.0%	$(2,741)	4.5%

Net sales in the first quarter increased 2% to $113.2 million compared to $111.0 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the first quarter of 2025 increased 5% compared to the year-ago quarter.

Gross profit margin in the first quarter increased to 72.1% compared to 71.2% in the year-ago quarter. The increase was driven by price increases and effective savings initiatives.

Volume incentives as a percentage of net sales were 30.8% compared to 30.2% in the year-ago quarter. The increase was primarily due to the timing of promotional incentives and changes in market mix.

Selling, general and administrative expenses ("SG&A") in the first quarter were $40.6 million compared to $40.8 million in the year‐ago quarter. The decrease was primarily related to the streamlining of our global expenses and reduced service fees due to China's lower net sales. As a percentage of net sales, SG&A expenses were 35.8% for the first quarter of 2025 compared to 36.7% in the year-ago quarter.

Operating income in the first quarter increased to $6.2 million, or 5.4% of net sales, compared to $4.6 million, or 4.2% of net sales, in the year-ago quarter.

Other income, net, in the first quarter of 2025 was $0.9 million compared to $31,000 in the first quarter of 2024. Other income, net, primarily consisted of foreign exchange gains that resulted from net changes in foreign currencies. The provision for income taxes was $2.2 million in the first quarter of 2025 compared to $2.2 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $4.7 million, or $0.25 per diluted common share, compared to $2.3 million, or $0.12 per diluted common share, in the first quarter of 2024. Net income attributable to NSP China decreased to $0.7 million, or $0.04 per diluted common share, for the first quarter of 2025, compared to $0.8 million, or $0.04 per diluted common share, for the first quarter of 2024.

Adjusted EBITDA in the first quarter increased 20% to $11.0 million compared to $9.2 million in the year-ago quarter. The increase was driven primarily by the aforementioned increase in net sales. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income to adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $2.6 million for the three months ended March 31, 2025, compared to $2.2 million in the prior year period. Capital expenditures during the three months ended March 31, 2025, totaled $1.1 million compared to $3.7 million in the comparable period of 2024. During the three months ended March 31, 2025, the Company repurchased 38,000 shares at a total cost of $0.5 million or $12.47 per share. As of March 31, 2025, the Company had cash and cash equivalents of $86.5 million and zero debt.

Outlook

Nature's Sunshine continues to expect full year 2025 net sales to range between $445 - $470 million and adjusted EBITDA to range between $38 - $44 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter of 2025 results.

Date: Tuesday, May 6, 2025

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-717-1738
International dial-in number: 1-646-307-1865
Conference ID: 16234

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 20, 2025.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 1116234

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety, and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•failure to comply with laws and regulations relating to trade restrictions and export controls;
•laws and regulations regarding direct selling that may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•current and potential future extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•failure of the Company’s independent consultants to comply with advertising laws;

•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•potential for increased liability and compliance costs relating to the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•changes to the Company’s independent consultant compensation plans;
•geopolitical issues, conflicts or other global events;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our suppliers and deliver products to our independent consultants and customers;
•the impact of shifting tariff regimes and trade policies between U.S. and the other countries where we operate;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes and other tax regulations, and changes thereto;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measure of adjusted EBITDA in the evaluation of our operations and believe that this measure is a useful indicators of our ability to fund our business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income, the most comparable GAAP measure, to adjusted EBITDA, in the attached financial table.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period's net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

With respect to our adjusted EBITDA outlook for the full year 2025, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

Three Months Ended March 31,	2025	2024
Net sales	$113,248	$110,993
Cost of sales	31,651	32,015
Gross profit	81,597	78,978

Operating expenses:
Volume incentives	34,844	33,570
Selling, general and administrative	40,581	40,784
Operating income	6,172	4,624
Other income:
Interest and other income, net	205	63
Interest expense	(21)	(12)
Foreign exchange gains (losses), net	753	(20)
	937	31
Income before provision for income taxes	7,109	4,655
Provision for income taxes	2,225	2,165
Net income	4,884	2,490
Net income attributable to noncontrolling interests	137	169
Net income attributable to common shareholders	$4,747	$2,321

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.26	$0.12

Diluted earnings per share attributable to common shareholders	$0.25	$0.12

Weighted average basic common shares outstanding	18,486	18,828
Weighted average diluted common shares outstanding	18,846	19,224

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$86,486	$84,700
Accounts receivable, net of allowance for doubtful accounts of $91 and $97, respectively	11,413	9,477
Inventories	64,928	59,443
Prepaid expenses and other	7,955	6,959
Total current assets	170,782	160,579

Property, plant and equipment, net	37,701	39,585
Operating lease right-of-use assets	13,461	12,799
Restricted investment securities - trading	937	915
Deferred income tax assets	20,019	17,644
Other assets	9,802	9,333
Total assets	$252,702	$240,855

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,865	$8,912
Accrued volume incentives and service fees	22,697	20,563
Accrued liabilities	24,859	25,399
Deferred revenue	2,487	2,774
Income taxes payable	6,542	4,117
Current portion of operating lease liabilities	4,291	3,927
Total current liabilities	70,741	65,692

Liability related to unrecognized tax benefits	627	628
Long-term portion of operating lease liabilities	10,557	10,277
Deferred compensation payable	937	915
Deferred income tax liabilities	1,160	1,007
Other liabilities	1,580	1,345
Total liabilities	85,602	79,864

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 18,474 and 18,483 shares issued and outstanding, respectively	115,146	114,577
Retained earnings	62,154	57,407
Noncontrolling interest	5,815	5,678
Accumulated other comprehensive loss	(16,015)	(16,671)
Total shareholders’ equity	167,100	160,991
Total liabilities and shareholders’ equity	$252,702	$240,855

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Three Months Ended March 31,	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,884	$2,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,499	3,160
Non-cash lease expense	1,479	1,197
Share-based compensation expense	1,300	1,369
Deferred income taxes	(1,982)	(157)
Purchase of trading investment securities	(61)	(14)
Proceeds from sale of trading investment securities	1	21
Realized and unrealized losses (gains) on investments	37	(62)
Foreign exchange losses (gains)	(753)	20
Changes in assets and liabilities:
Accounts receivable	(1,786)	(1,136)
Inventories	(5,053)	3,389
Prepaid expenses and other current assets	(1,242)	(2,415)
Other assets	(157)	(409)
Accounts payable	644	1,099
Accrued volume incentives and service fees	1,986	(101)
Accrued liabilities	(1,116)	(6,802)
Deferred revenue	(293)	108
Lease liabilities	(1,502)	(1,002)
Income taxes payable	2,283	965
Liability related to unrecognized tax benefits	418	415
Deferred compensation payable	23	55
Net cash provided by operating activities	2,609	2,190
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,110)	(3,689)
Net cash used in investing activities	(1,110)	(3,689)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	735	4,808
Principal payments of revolving credit facility	(735)	(2,701)
Payments related to tax withholding for net-share settled equity awards	(255)	(152)
Repurchase of common stock	(476)	(1,848)
Net cash provided by (used in) financing activities	(731)	107
Effect of exchange rates on cash and cash equivalents	1,018	(3,208)
Net increase (decrease) in cash and cash equivalents	1,786	(4,600)
Cash and cash equivalents at the beginning of the period	84,700	82,373
Cash and cash equivalents at the end of the period	$86,486	$77,773
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$1,875	$1,383
Cash paid for interest	15	12

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

Three Months Ended March 31,	2025	2024
Net income	$4,884	$2,490
Adjustments:
Depreciation and amortization	3,499	3,160
Share-based compensation expense	1,300	1,369
Other income, net*	(937)	(31)
Provision for income taxes	2,225	2,165
Adjusted EBITDA	$10,971	$9,153

* Other income, net is primarily comprised of foreign exchange gains, interest income, and interest expense.